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                                                                    Exhibit 99.3

                              TERMINATION OF LEASE

     THIS AGREEMENT is made this 16th day of March, 2007, by and between American Osteopathic Association an Illinois not for profit corporation ("Landlord") and Broadview Institute, Inc. formerly known as Broadview Media, Inc. ("Tenant").

1. RECITALS. This Agreement is made with reference to the following facts and objectives:

     a. Landlord and Tenant entered into a written lease dated January 31, 1994, as amended by that certain First Amendment to Lease dated July, 1996, that certain Second Amendment to Lease dated April 2, 1998, that certain Third Amendment to Lease dated January 22, 2002, that certain Fourth Amendment to Lease dated June 3, 2002, and that certain Fifth Amendment to Lease dated June 1, 2004 (the "Lease") in which Landlord leased to Tenant, and Tenant leased from Landlord, premises commonly known as Suite 300 at 142 East Ontario Street, Chicago, Illinois 60611 (the "Premises").

     b.   The term of the Lease expires on May 31, 2012.

     c. Tenant wishes to terminate the Lease for the Premises prior to the expiration of the term of the Lease.

     d. Now, therefore, in consideration of the mutual promises herein contained and the detriments to be suffered by each of the parties, and the payments hereinafter set forth by Tenant to Landlord, the parties wish to terminate the Lease in accordance with the terms set forth in this Termination of Lease Agreement ("Termination Agreement").

2. POSSESSION. Tenant agrees to vacate the Premises and deliver possession thereof to Landlord by March 16, 2007 (the "Early Termination Date"). Tenant shall return all keys to the Premises and all access cards to the 142 East Ontario Building to Landlord or a person designated by Landlord, by the Early Termination Date.

3. TERMINATION DATE. Except as otherwise provided in this Agreement, the Lease shall terminate as of the Early Termination Date.

4. OUTSTANDING RENT AND OTHER CHARGES. Tenant shall pay to Landlord all rent and other charges as specified in the Lease through December 31, 2006, in accordance with the terms of the Lease as if that date had been originally fixed in the Lease for the expiration of the term. As of the date hereof, all charges under the Lease have been paid by Tenant or are included in the Termination Fee, as hereinafter defined. Tenant shall pay to Landlord on or before the Early Termination Date, in addition to other amounts set forth in this Agreement, a termination fee equal to $310,059.32 (the "Termination Fee"), which Termination Fee shall cover, among other matters, Tenant's obligation for rent and other charges as specified in the Lease through the Early

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     Termination Date. Landlord and Tenant acknowledge that Landlord is currently holding a security deposit of $35,059.32. Promptly following delivery of possession of the Premises as required by the Lease, Landlord will apply the remaining security deposit toward the Termination Fee and Tenant shall pay any remaining balance. Upon delivery of the Termination Fee and compliance with the other obligations of Tenant set forth in this Agreement, Tenant shall be released from any and all liabilities, whether know or unknown, related to the Lease and the occupancy of the Premises owed to Landlord, except for claims of third parties for which Tenant is liable under the Lease and Tenant's obligation to indemnify Landlord from such claims to the extent set forth in the Lease.

5. ATTORNEY'S FEES. If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs of suit.

6. FURTHER ASSURANCES. Each party agrees to cooperate with the other and to execute and deliver all such further instruments and documents and do all such further acts and things as such party may be reasonably requested to do from time to time by the other party in order to carry out the provisions and objectives of this Agreement.

7. REPRESENTATIONS. Landlord and Tenant each hereby represents and warrants to the other that, as of the date hereof, it (a) is the sole legal and beneficial owner of all of the right, title and interest reserved by it (in the case of Landlord) or granted to it (in the case of Tenant) by the provisions of the Lease, and (b) has the full and sufficient right at law and in equity to execute and deliver this Agreement as the owner of such right, title and interest.

8. SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the parties and their successors.

9. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements regarding the termination of the Lease whether written, oral or otherwise.


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This Agreement is executed as of the day and year first written above.

                                        LANDLORD:

                                        American Osteopathic Association


                                        By: /s/ American Osteopathic Association
                                            ------------------------------------
                                        Its: Owner


                                        TENANT:

                                        Broadview Institute, Inc.


                                        By: /s/ H. Michael Blair
                                            ------------------------------------
                                        Its: Chief Financial Officer


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